                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:


/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           Nautica Enterprises, Inc.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):


/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.


/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------


/X/  Fee paid previously with preliminary materials.


/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                           NAUTICA ENTERPRISES, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            ------------------------

                                                              New York, New York

                                                                    June 3, 1996


To the Stockholders of
NAUTICA ENTERPRISES, INC.

     The Annual Meeting of Stockholders of Nautica Enterprises, Inc. will be held on July 1, 1996 at the offices of the Company, 40 West 57th Street, New York, New York, at 9:30 A.M. for the following purposes:

     (1) To elect directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified;

     (2) To consider and vote on a proposal to amend the Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock from 50,000,000 to 100,000,000;

     (3) To consider and vote on a proposal to adopt the Nautica Enterprises, Inc. 1996 Stock Incentive Plan; and

     (4) To transact such other business as may properly come before the meeting and any adjournment or adjournments thereof.

     Only stockholders of record at the close of business on May 24, 1996 are entitled to notice of and to vote at the meeting and any adjournment or adjournments thereof.

     STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, BUT WISH THEIR STOCK TO BE VOTED ON MATTERS TO BE PRESENTED TO THE MEETING, ARE URGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED WITHIN THE UNITED STATES.

                                          By Order of the Board of Directors,

                                              HARVEY SANDERS,
                                                  Chairman

                           NAUTICA ENTERPRISES, INC.

                              40 WEST 57TH STREET
                            NEW YORK, NEW YORK 10019
                            ------------------------

                                PROXY STATEMENT
                            ------------------------


     This proxy statement is furnished with respect to the solicitation of proxies by the Board of Directors of Nautica Enterprises, Inc. (the "Company") for the Annual Meeting of Stockholders of the Company to be held at 9:30 A.M. on July 1, 1996 and at any adjournment or adjournments thereof, at 40 West 57th Street, 7th floor, New York, New York. The approximate date on which the proxy statement and form of proxy was first sent or given to stockholders was June 3, 1996.


     Proxies in the accompanying form which are properly executed and duly returned to the Board of Directors will be voted at the meeting. Any proxy may be revoked by the stockholder at any time prior to its being voted. Such revocation shall be effective upon receipt of a written notice by the Secretary of the Company at the address specified above.

     The expense of the solicitation of proxies for the meeting, including the cost of mailing, will be borne by the Company. In addition to mailing copies of the enclosed proxy materials to stockholders, the Company may request persons, and reimburse them for their expenses with respect thereto, who hold stock in their names or custody or in the names of nominees for others to forward copies of such materials to those persons for whom they hold stock of the Company and to request authority for the execution of the proxies. In addition to the solicitation of proxies by mail, it is expected that some of the officers, directors, and regular employees of the Company, without additional compensation, may solicit proxies on behalf of the Board of Directors by telephone, telefax, and personal interview.


     As of the close of business on May 24, 1996, the date for determining the stockholders of record entitled to notice of and to vote at the Annual Meeting and any adjournment or adjournments thereof, there were issued and outstanding 39,895,312 shares of the Company's Common Stock, the holders thereof being entitled to one vote per share. The presence at the Annual Meeting of a majority of such shares, in person or by proxy, are required for a quorum. All share data included in this Proxy Statement has been adjusted to reflect a 2 for 1 stock split effected in the form of a stock dividend paid on May 28, 1996 (the "Stock Split").


     The form of proxy solicited by the Board of Directors affords stockholders the ability to specify a choice among approval of, disapproval of, or abstention with respect to, each matter to be acted upon at the Annual Meeting. Shares represented by the proxy will be voted and, where the solicited stockholder indicates a choice on the form of proxy with respect to any matter to be acted upon, the shares will be voted as specified.

                             ELECTION OF DIRECTORS

     The persons named in the accompanying proxy intend to vote for the election as directors the seven nominees listed herein. All of the nominees have consented to serve if elected. All directors will be elected to hold office until the next annual meeting of stockholders, and, in each case, each director will serve until his successor is elected and qualified or until his earlier resignation or removal. If a nominee should be unable to act as a director, which is not anticipated, the persons named in the proxy will vote for any nominee who shall be designated by the present Board of Directors to fill the vacancy. Each of the nominees presently serves as a director.

     Set forth below is biographical information for each of the nominees. Unless otherwise indicated, each has served in his stated capacity for the last five years:

     Robert B. Bank, age 49, has been a Director of the Company since 1989. He is President of Robert B. Bank Advisory Services, a venture capital firm, and a Director of Jos. A. Bank Clothiers, Inc., a manufacturer and retailer of men's tailored clothing.

     David Chu, age 41, joined the Company in 1984 and became a Director in 1987. He has served as Executive Vice President of the Company since 1989 and President of Nautica International, Inc. and Nautica Apparel, Inc., each wholly owned subsidiaries of the Company, since 1984.

     George Greenberg, age 74, has been a Director of the Company since 1988. He is Vice Chairman and a Director of Guilford Mills, Inc., a textile manufacturer. Mr. Greenberg is the father-in-law of Harvey Sanders, Chairman of the Board and President of the Company.

     Israel Rosenzweig, age 48, has been a Director of the Company since 1990. He is Vice Chairman and a Trustee of BRT Realty Trust, a real estate investment trust. He has been a Director of Bankers Federal Savings FSB, a savings and loan association, since 1993 and its Executive Vice President and Chief Lending Officer since 1994.

     Harvey Sanders, age 46, has been President, Chief Executive Officer and a Director of the Company since 1977 and Chairman of the Board since October 1993.

     Charles H. Scherer, age 52, has been a Director of the Company since May 1994. He is managing partner of Hughes Hubbard & Reed, a New York City law firm that provides legal services to the Company.


     Ronald G. Weiner, 50, has been a Director of the Company since October 1995. He is President of Perelson Weiner, a certified public accounting firm based in New York City.


     Shares represented by proxies solicited by the Board of Directors, will, unless contrary instructions are given, be voted in favor of the election as Directors of the nominees named above. If a stockholder wishes to withhold authority to vote for any nominee, such stockholder can do so by following the directions set forth on the form of proxy solicited by the Board of Directors or on the ballot distributed at the Annual Meeting if such stockholder wishes to vote in person. Directors shall be elected by a plurality vote of the shares of Common Stock present in person or represented by proxy at the meeting. Abstentions and broker non-votes will not have the effect of votes in opposition to a person nominated as a Director.

     During fiscal year 1996, the Board of Directors held five meetings. The Compensation Committee of the Board of Directors is comprised of Messrs. Bank, Rosenzweig and Weiner. The Compensation Committee sets the compensation to be paid to the Company's principal executive officers. The Audit Committee of the Board of Directors is comprised of Messrs. Bank, Scherer, Rosenzweig and Weiner. The Audit Committee reviews the audit plan with the Company's independent accountants, the scope and results of their audit and other related audit and accounting issues. During fiscal year 1996, the Compensation Committee held two meetings and Audit Committee held one meeting. The Board of Directors as a whole proposes nominees for election to the Board of Directors.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     The following table sets forth certain information regarding ownership of the Company's Common Stock as of May 10, 1996 by all stockholders known to the Company to have been beneficial owners of more than five percent of its Common Stock, by each nominee for Director, by each of the executive officers of the Company included in the Summary Compensation Table below, and all directors and executive officers as a group. All share data set forth below has been adjusted to reflect the Stock Split.



                         NAME OF                          AMOUNT BENEFICIALLY     PERCENT OF
                   BENEFICIAL OWNER(1)                        OWNED(2)(3)          CLASS(%)
    --------------------------------------------------    -------------------     ----------
    Robert B. Bank....................................             39,650              *
    David Chu.........................................          1,668,984            4.1
    George Greenberg..................................             39,314              *
    Donald Pennington.................................              1,800              *
    Israel Rosenzweig.................................             29,400              *
    Harvey Sanders....................................          4,534,740           11.2
    Charles H. Scherer................................              5,800              *
    Ronald G. Weiner..................................              4,500              *
    John Wetzler......................................             96,242              *
    Charles Zona......................................            212,252              *
    All Directors and Executive
      Officers as a group.............................          6,632,682           15.9


- ---------------
 *  Indicates holdings of less than 1%.


(1) The ages of the executive officers of the Company included above are as follows: David Chu -- 41; Harvey Sanders -- 46; Donald Pennington -- 51; John Wetzler -- 50; and Charles Zona -- 46.


(2) Directly and indirectly. The inclusion of securities owned by others as beneficially owned by the respective nominees and officers does not constitute an admission that such securities are beneficially owned by them. All of the named individuals have, except as set forth in Note 3 below, sole voting and investment powers with respect to the aforesaid shares.


(3) Includes the following shares which may be acquired pursuant to existing stock options which are exercisable on or before July 24, 1996: Robert B. Bank -- 29,400; David Chu -- 1,049,764; George Greenberg -- 29,400; Donald Pennington -- 1,800; Israel Rosenzweig -- 23,400; Harvey Sanders -- 498,300; Charles H. Scherer -- 1,800; John Wetzler -- 92,756; and Charles
    Zona -- 74,250. With respect to Mr. Sanders, includes 1,350,000 shares owned by the Harvey Sanders Grantor Retained Income Trust. Such trust has sole voting and investment power with respect to such shares.


     For the fiscal year ended February 29, 1996, each of Messrs. Bank, Chu, Greenberg, Rosenzweig, Sanders, Scherer and Wetzler filed one late report under
Section 16(a) of the Securities and Exchange Act of 1934, reflecting one transaction.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table shows, for the fiscal years ended February 28, 1994 and 1995 and February 29, 1996, the cash compensation paid by the Company and its subsidiaries, to the Company's Chief Executive Officer and each of the four most highly compensated executive officers of the Company other than the Company's Chief Executive Officer as of February 29, 1996.


                           SUMMARY COMPENSATION TABLE



                                                                                 LONG TERM
                                                                                COMPENSATION
                                                        ANNUAL COMPENSATION        AWARDS
                                                        -------------------     ------------      ALL OTHER
                                                        SALARY       BONUS        OPTIONS        COMPENSATION
          NAME AND PRINCIPAL POSITION            YEAR     ($)         ($)          (#)(1)           ($)(2)
- -----------------------------------------------  ----   -------     -------     ------------     ------------
Harvey Sanders.................................  1996   750,140     742,863        180,000           2,461
  Chairman of the Board,                         1995   699,000     589,680        177,000           2,424
    Chief Executive Officer and President        1994   575,000     397,000        202,500           2,248

David Chu......................................  1996   657,927     657,208        180,000           5,383
  Executive Vice President and President --      1995   627,000     491,400        177,000           2,250
    Nautica International, Inc. and              1994   522,000     335,000        135,000           2,248
    Nautica Apparel, Inc., wholly owned
    subsidiaries of the Company

Donald Pennington(3)...........................  1996   201,538      51,000             --              --
  Chief Administrative Officer                   1995    30,800          --          9,000              --

John Wetzler...................................  1996   231,218     161,000         45,000           2,262
  President -- Nautica Retail USA, Inc.,         1995   219,000     100,000          9,000           2,250
    a wholly owned subsidiary of the Company     1994   199,300      40,000         22,500           2,248

Charles Zona...................................  1996   310,221          --             --           2,262
  President -- State-O-Maine, Inc.,              1995   308,000          --             --           2,250
    a wholly owned subsidiary of the Company     1994   279,000      37,000             --           2,248


- ---------------

(1) Adjusted to reflect the Stock Split.



(2) "All Other Compensation" is comprised of contributions made by the Company to the named executives pursuant to the Company's 401(k) Plan and, with respect to Messrs. Sanders and Chu, an additional amount of $199 and $3,121, respectively, representing the economic value attributable to each of them for split-dollar life insurance.



(3) Mr. Pennington joined the Company on January 1, 1995.

STOCK OPTIONS


     The following table contains information concerning the grant of stock options during fiscal year 1996 under the Company's Executive Incentive Stock Option Plan and 1989 Employee Incentive Stock Plan to each of the Company's executives listed in the Summary Compensation Table above receiving stock options during such period. The number of options granted, the exercise price and grant date present value reported in said table have been adjusted to reflect the Stock Split.

     The table also illustrates the Grant Date Present Value of those stock options based upon the Black-Scholes Model of Valuation, without giving effect to the non-transferability or vesting requirements of the options.

     No matter what theoretical value is placed on a stock option on the date of grant, its ultimate value will be dependent on the market value of the Company's Common Stock at a future date. If the price of the Company's Common Stock increases, all stockholders will benefit commensurably with the optionees.


                       OPTION GRANTS IN LAST FISCAL YEAR


                                NUMBER OF
                               SECURITIES          % OF TOTAL
                               UNDERLYING        OPTIONS GRANTED     EXERCISE OR                     GRANT DATE
                             OPTIONS GRANTED      TO EMPLOYEES       BASE PRICE      EXPIRATION       PRESENT
           NAME                  (#)(1)          IN FISCAL YEAR        ($/SH)           DATE        VALUE($)(2)
- ---------------------------  ---------------     ---------------     -----------     ----------     ------------
Harvey Sanders.............      180,000              21.58             10.38          3/1/05         1,090,800
David Chu..................      180,000              21.58             10.38          3/1/05         1,090,800
John Wetzler...............       45,000               5.40             10.38          3/1/05           272,700

- ---------------

(1) All options were granted at market value at the date of grant, March 1, 1995, for a term of ten years, subject to earlier termination in certain instances related to termination of employment. All option grants are exercisable cumulatively in five equal annual installments commencing one year following the date of grant. The required tax withholding obligations related to exercise of certain options may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions.


(2) The amounts shown assume a value based on the Black-Scholes Model of Valuation. The assumptions used were as follows: volatility -- 39%; risk-free rate of return -- 7.22%; and, assumed time of exercise -- 10 years. No adjustments were made for non-transferability or risk-of-forfeiture. There can be no assurance that the rate of appreciation assumed for purposes of this table will be achieved. The stock options will have no value to the executives named above or other optionees if the price of the Company's Common Stock does not increase above the exercise price of the option.

OPTION EXERCISES AND HOLDINGS

     The following table sets forth information with respect to the Company's executives listed in the Summary Compensation Table above, concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the 1996 fiscal year, as adjusted for the Stock Split:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                            NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                            SHARES                          OPTIONS AT FY-END (#)             AT FY-END ($)
                          ACQUIRED ON        VALUE        -------------------------     -------------------------
          NAME            EXERCISE(#)     REALIZED($)     EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
- ------------------------  -----------     -----------     -------------------------     -------------------------
Harvey Sanders..........         --               --           318,900/578,100              5,250,134/7,945,022
David Chu...............         --               --           906,364/492,600             17,040,914/6,519,669
Donald Pennington.......         --               --             1,800/  7,200                 19,053/   76,212
John Wetzler............         --               --            73,406/ 69,750               1,399,873/ 856,024
Charles Zona............    182,344        2,616,470            27,000/ 60,750                465,075/1,106,831

DIRECTOR COMPENSATION

     Each nonemployee Director receives compensation of $3,500 for each Board meeting attended, and $2,000 for each Committee meeting attended. No fees are payable to officers and employees of the Company who serve as Directors. During fiscal year 1996, Messrs. Bank, Greenberg, Rosenzweig and Scherer each were granted 6,000 options at an exercise price of $10.38 per share. The options are exercisable cumulatively in five equal annual installments commencing one year from the date of grant.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     The Company and Messrs. Sanders and Chu have entered into an agreement which provides that upon the death of either of them, the Company will purchase a portion of the shares of Common Stock of such stockholder. The Company has obtained policies of life insurance on the lives of such stockholders for the purpose of utilizing the proceeds from such insurance for the purchase of the shares. The agreement provides for the Company to purchase the shares of the deceased stockholder at a value which is equal to the average of the last sale price as reported on the National Market List of the NASDAQ (or the closing price if the shares are listed on a national securities exchange) for the thirty trading days prior to the date of death of the deceased stockholder. The Company's obligation to purchase the Common Stock of the deceased stockholder is limited to the life insurance proceeds received by the Company on the death of such stockholder. The agreement also provides, as soon after the death of the stockholder as is practicable, for the filing of a registration statement with the Securities and Exchange Commission for a secondary offering to provide for the sale of the balance of the shares owned by the deceased stockholder.


     Messrs. Sanders and Chu have agreed to vote through July 1, 1997 all of their respective shares owned of record or beneficially to ensure that each of Mr. Sanders and Mr. Chu, or their respective nominees, will be elected to the Board of Directors of the Company.

     Mr. David Chu, Executive Vice President of the Company and President of Nautica Apparel, Inc. and Nautica International, Inc., both wholly owned subsidiaries of the Company, is entitled to receive 50% of the net income Nautica Apparel, Inc. receives from all royalty income earned with respect to the Nautica name and trademarks. For the fiscal year ended February 29, 1996, Mr. Chu earned net royalty income of $2,247,961.


     During fiscal year 1996, the Company paid $554,506 to the law firm of Hughes Hubbard & Reed for professional services rendered to the Company. Samuel Sultanik, Esq., the brother-in-law of Harvey Sanders, Chairman of the Board, Chief Executive Officer and President of the Company, is counsel to Hughes Hubbard & Reed and Charles H. Scherer, Esq., a director of the Company, is managing partner of Hughes Hubbard & Reed.



     During fiscal year 1996, the Company paid $106,634 to the firm of Chu/Peterson Interior Design, Inc. for interior design and related services provided to the Company. Mr. Peter Chu, the brother of David Chu, Executive Vice President of the Company, is a stockholder and Vice President in such firm.


EMPLOYEE CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS


     The Company has entered into agreements with Messrs. Sanders, Chu, Wetzler and Zona providing that in the event of a change in control of the Company, as defined in the agreements, each has the right to receive a lump sum payment upon termination of employment other than for cause or permanent disability or resignation for good reason within three years after the change in control. At February 29, 1996, the maximum amount payable to Mr. Sanders, Mr. Chu, Mr. Wetzler and Mr. Zona under such agreements was $4,444,000, $3,980,000, $1,271,000 and $715,000, respectively.


     The Company has entered into split-dollar agreements with trusts established by each of Mr. Sanders and Mr. Chu. Pursuant to each of the agreements, the Company pays the annual premium on specified life insurance policies owned by each of the trusts, net of the amount of the "economic benefit" attributable to each of the employees. The amount of the premiums paid by the Company constitutes indebtedness from each of the trusts to the Company and is secured by collateral assignments of each of the insurance policies to the Company. The annual premium payable by the Company for the benefit of Mr. Sanders' trust is $57,230 and for Mr. Chu's trust, $47,000. Upon termination of each of the agreements, the Company is entitled to receive from each of the trusts the amount equal to the aggregate premiums which it has paid. The face value of the policy for Mr. Sanders' trust is $5,000,000 and for Mr. Chu's trust, $4,850,000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Robert B. Bank, Israel Rosenzweig and Ronald G. Weiner served as members of the compensation committee (the "Compensation Committee") of the Board of Directors during fiscal year 1996.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors is comprised of Robert
B. Bank, Israel Rosenzweig and Ronald G. Weiner. The Compensation Committee is charged with setting the compensation of the Company's senior executives. The Company's executive compensation program consists of three main components: base salary, potential for annual bonus or incentive awards based on performance, and the opportunity to earn stock-based incentives designed to encourage the achievement of superior results over time and ownership of Common Stock of the Company. The Stock Option Committee (the "Stock Option Committee") of the Board of Directors is charged with the responsibility of granting stock options to executive employees. Messrs. Bank, Rosenzweig and Weiner also comprise the Stock Option Committee. In setting compensation, the Compensation Committee and the Stock Option Committee review, with the assistance of independent compensation consultants, available information for similar positions or levels at comparable companies. Such companies include a diverse range of apparel manufacturers with sales within, below and above the range of sales of the Company. The Compensation Committee has adopted a policy to seek to maintain executive compensation within the deduction cap of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

     In the Compensation Committee's determination of salary for all senior executives and bonus for executive officers whose compensation is below Code
Section 162(m) limits, it subjectively reviews certain factors, including earnings before income taxes, earnings per share, sales, net income and gross profit margin. The Compensation Committee places its greatest emphasis on earnings before income taxes and weighs equally the remaining factors. It also reviews performance at the subsidiary or divisional level, taking into account earnings, sales growth and other criteria specifically relating to such subsidiary or division, and reviews individual performance and contributions to the Company.

     With respect to certain senior executives, including Harvey Sanders, the Chairman of the Board, President and Chief Executive Officer of the Company, and David Chu, the Executive Vice President of the Company, annual incentive award opportunities are set in accordance with the Company's Incentive Compensation Plan (the "Plan"). At the start of each fiscal year, the Compensation
Committee -- in consultation with management -- establishes target levels of either earnings before income taxes, net earnings and/or return on equity for the Company or a business unit. In fiscal year 1996, threshold levels of earnings before income taxes were established. If the designated minimum level of earnings before income taxes was not achieved, the participants would have received no incentive award for fiscal year 1996 performance under the Plan (although in its discretion, the Compensation Committee could have authorized an award outside of the Plan). During such year, the threshold level was exceeded and the participants received an incremental proportionately greater payment than the minimum. The Compensation Committee has established target levels for fiscal year 1997 based on earnings before income taxes and has granted incentive award opportunities for such year to Messrs. Sanders and Chu.

     The Company's senior executives are eligible to receive stock options and/or restricted stock in accordance with the Company's stock plans. The objectives of such participation are to align executive and stockholder long term interests and to enable executives to develop a stock ownership position in the Company. The Company's Stock Option Committee has the responsibility of granting stock options and restricted stock awards to executive and management employees. In granting stock options, the Stock Option Committee takes into account Company performance, subsidiary performance and individual performance, utilizing the same factors as those used in the determination of compensation. The Stock Option Committee also takes into account the number of options held by an individual and the total number of stock options outstanding. All of the stock options granted to senior executives in fiscal year 1996 were exempt from the deduction cap of Section 162(m) of the Code in accordance with the regulations promulgated thereunder.

     The Chairman of the Board, President and Chief Executive Officer of the Company is Harvey Sanders. The criteria by which the Compensation Committee and the Stock Option Committee determines salary and annual incentive awards and the grant of stock options for senior executives, as set forth above, is also utilized by the Compensation Committee and Stock Option Committee in determining compensation and stock option awards, respectively, for Mr. Sanders.

                                          Compensation Committee
                                          and Stock Option Committee

                                          Robert B. Bank
                                          Israel Rosenzweig
                                          Ronald G. Weiner

PERFORMANCE GRAPH

     The following performance graph assumes $100 invested in Nautica Enterprises, Inc. Common Stock, the NASDAQ Stock Market (U.S.) and S&P Textiles Index on March 1, 1991. Where applicable, it assumes reinvestment of dividends.


             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
           NAUTICA ENTERPRISES, INC., NASDAQ STOCK MARKET (U.S.) AND
                               S&P TEXTILES INDEX
                   FOR THE FIVE YEARS ENDED FEBRUARY 29, 1996


                                  NAUTICA EN-    NASDAQ STOCK
      MEASUREMENT PERIOD          TERPRISES,     MARKET (U.S.)   S&P TEXTILES
    (FISCAL YEAR COVERED)            INC.          COMPOSITE         INDEX
1991                                    100.00          100.00          100.00
1992                                    337.76          142.72          112.01
1993                                    309.87          151.92          109.46
1994                                    737.80          179.79           94.75
1995                                    918.55          182.30           91.22
1996                                   1814.96          254.17          105.59

           APPROVAL OF AN AMENDMENT TO ARTICLE FIFTH OF THE COMPANY'S
              CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER
                      OF AUTHORIZED SHARES OF COMMON STOCK

     On April 29, 1996, the Board of Directors voted to propose and declare advisable an amendment to Article Fifth of the Certificate of Incorporation which would increase the total authorized shares of Common Stock of the Company from 50,000,000 to 100,000,000. No change would be made in the par value, voting rights, preferences, qualifications, limitations or restrictions applicable to the Common Stock of the Company, nor in any other provision of the Certificate of Incorporation of the Company. Under the Certificate of Incorporation, stockholders do not have pre-emptive rights. The additional shares of Common Stock would be available for issuance without further action or authorization by the stockholders, unless such action is required by applicable law or the rules of any stock exchange on which the Company's securities may then be listed.


     As of May 24, 1996, there were issued and outstanding 39,895,312 shares of Common Stock, as adjusted to reflect the Stock Split. An additional 4,628,816 unissued shares were reserved for issuance upon exercise of option grants under the Company's Executive Incentive Stock Option Plan and the 1989 Employee Incentive Stock Plan, and certain grants of nonqualified stock options.



     The Board of Directors deems it desirable to have additional shares of Common Stock available for general corporate purposes, including possible future acquisitions, financings and stock dividends. Assuming approval of this proposal and the proposal below to approve the Company's 1996 Stock Incentive Plan, the number of shares of Common Stock which will be authorized but not issued or reserved for issuance will be 55,455,872 shares.


     An increase in the number of authorized shares of Common Stock could enable the Company's Board of Directors to take certain actions making it more difficult to acquire control of the Company, even though stockholders of the Company may deem such an acquisition to be desirable. Issuance of shares of Common Stock could dilute the ownership interest and voting power of stockholders of the Company who are seeking control of the Company. Shares of Common Stock could be issued in a private placement to one or more persons or organizations sympathetic to management and opposed to any unsolicited takeover bid, or under other circumstances that could make more difficult, and thereby discourage, unsolicited attempts to acquire control of the Company. Such consequences could serve to perpetuate the Company's existing management. The Board is not presently aware of any such unsolicited interest in acquiring the Company.


     A copy of the proposed amendment to Article Fifth of the Company's Certificate of Incorporation will be available at the Annual Meeting or may be obtained prior to the meeting upon request to the Secretary of the Company at the address set forth above. If the proposed amendment is approved by the stockholders, a Certificate of Amendment of the Company's Certificate of Incorporation will be filed as promptly as practicable with the Secretary of State of the State of Delaware.


     The Board of Directors recommends that all stockholders vote FOR the proposed increase in the number of authorized shares of Common Stock to 100,000,000 shares.

     An affirmative vote of the holders of at least a majority of all outstanding shares of Common Stock of the Company is required to approve the amendment. Abstention and broker non-voter will have the same effect as a vote against the proposal.

                   APPROVAL OF THE NAUTICA ENTERPRISES, INC.
                           1996 STOCK INCENTIVE PLAN


     The Board of Directors has adopted, subject to approval at the 1996 Annual Meeting of Stockholders, the 1996 Stock Incentive Plan (the "Plan"). The purposes of the Plan are to enable the Company to attract, retain and reward employees by offering employees an equity interest in the Company, to enable the Company to offer equity incentives to employees of entities which the Company may acquire, and to enable the Company to pay part of the compensation of its outside directors in Common Stock.



PRINCIPAL PROVISIONS OF THE PLAN


     The following summary of the Plan, as adopted January 4, 1996 (subject to shareholder approval) and adjusted effective May 28, 1996 to reflect the Company's two-for-one stock split effective as of such date, is qualified by reference to the full text of the Plan, which will be available at the Annual Meeting and may also be obtained by written request to the Company's Vice-President Finance.

GENERAL PROVISIONS


     The Plan authorizes the granting of awards to employees (including officers) of the Company and certain related companies in the form of any combination of (1) options to purchase shares of Common Stock, (2) stock appreciation rights ("SARs"), (3) shares of restricted Common Stock ("restricted stock"), (4) shares of deferred Common Stock ("deferred stock"), (5) bonus stock, (6) cash bonuses, (7) loans, and (8) tax-offset payments with respect to any of such awards. The Plan also provides for the automatic grant to directors who are not employees or officers of the Company ("Outside Directors") of options to purchase shares of the Common Stock and related limited SARs and tax-offset payments.


     Administration. The Plan is administered by a committee of the Company's Board of Directors, which consists of at least two Outside Directors. The Committee has authority to interpret the Plan, adopt administrative regulations, and determine and amend the terms of awards to employees; however, the Committee has no authority to vary the amount or terms of awards to Outside Directors from those set forth in the Plan.

     Eligibility. The Committee may make awards under the Plan to employees (including officers) of the Company or of any entity in which the Company owns at least a 20% interest. Outside Directors of the Company are automatically granted stock options and related limited SARs and tax-offset payments having the terms specified in the Plan, but are not eligible to receive any other awards under the Plan. All employees (currently numbering approximately 400) and Outside Directors (currently numbering 5) are eligible to receive awards under the Plan.

     Limitations on Awards. The aggregate number of shares of Common Stock which may be issued under the Plan (as adjusted to reflect the 1996 stock split) is 6,000,000. Such shares may consist of authorized but unissued shares or treasury shares. The exercise of a SAR for cash or the settlement of any other award in cash will not count against this share limit. Shares subject to lapsed, forfeited or canceled awards, including options canceled upon the exercise of tandem SARs for cash, will not count against this limit and can be regranted under the Plan. If the exercise price of an option is paid in Common Stock or if shares are withheld from payment of an award to satisfy tax obligations with respect to the award, such shares also will not count against the above limit.

     No employee may be granted stock options, SARs, restricted stock, deferred stock, or bonus stock under the Plan with respect to more than 600,000 shares of Common Stock in any fiscal year. No employee may be granted tax-offset payments with respect to more than the number of shares of Common Stock covered by awards held by such employee. No employee may be paid a cash bonus in any fiscal year of the Company in excess of (i) 5% of the Company's operating profit, if the bonus relates to a single fiscal year, or (ii) 2% of the Company's cumulative operating profit for each fiscal year to which the cash bonus relates, if the bonus relates to more than one fiscal year. Tax-offset payments and cash settlements of other awards will not count against this cash bonus limit. The Plan does not limit awards which may be made under other plans of the Company.


AWARDS TO EMPLOYEES

     The Plan authorizes the Committee to grant the following types of awards to eligible employees, including officers:

          1. Stock Options. The Committee is authorized to grant incentive stock options ("ISOs") and non-qualified stock options to purchase such number of shares of Common Stock as the Committee determines. An option will be exercisable at such times, over such term and subject to such terms and conditions as the Committee determines, and at an exercise price determined by the Committee, which may be less than the fair market value of the Common Stock at the date of grant of the option.

          2. Stock Appreciation Rights. Upon exercise of a SAR the holder is entitled to receive, for each share with respect to which the SAR is exercised, an amount (the "appreciation") equal to the excess of the fair market value of a share of Common Stock on the exercise date over the "base amount" determined by the Committee. The appreciation is payable in cash, Common Stock, or a combination of both, as determined by the Committee.

          3. Restricted Stock. The Committee is authorized to award restricted stock subject to such terms and conditions as the Committee may determine in its sole discretion. The Committee has authority to determine the number of shares of restricted stock to be awarded, the price, if any, to be paid by the recipient of the restricted stock, and the date or dates on which the restricted stock will vest. The Committee also has authority to determine whether the employee will have the right to vote and/or receive dividends on shares of restricted stock, and whether the certificates for such shares will be held by the Company or delivered to the employee bearing legends to restrict their transfer.

          4. Deferred Stock. In making an award of deferred stock the Committee will determine the periods, if any, during which and/or the conditions on which the award is subject to forfeiture, and may provide for the issuance of stock pursuant to the award without payment therefor. Upon vesting, the award will be settled in shares of Common Stock, cash equal to the fair market value of such stock, or a combination thereof, as provided by the Committee. During the deferral period set by the Committee, the employee may not sell, transfer, pledge or assign the deferred stock award.

          5. Bonus Stock and Cash Bonuses. The Committee may award bonus stock and/or cash bonuses subject to such terms and conditions as it may determine. Such awards may be conditioned upon attainment of specific performance goals or such other criteria as the Committee may determine, and the Committee may waive such conditions in its discretion.

          6. Loans. The Committee may provide that the Company will make, or arrange for, a loan to an employee with respect to the exercise of any stock option granted under the Plan, with respect to the payment of the purchase price, if any, of any restricted stock awarded under the Plan, and/or with respect to any taxes arising from an award under the Plan, provided that the Company will not loan to an employee more than the sum of (i) the excess of the purchase or exercise price of an award over the par value of any shares awarded, plus (ii) the amount of any taxes arising from such award. The Committee will determine the terms of any such loan.

          7. Tax-Offset Payments. The Committee is authorized to provide for a tax-offset payment by the Company to an employee not in excess of the amount necessary to pay the federal, state, local, and other taxes payable with respect to any award and the receipt of the tax-offset payment, assuming the employee is taxed at the maximum tax rate applicable to such income.

          8. Performance Awards. The Committee can designate any awards under the Plan as "Performance Awards," and the Plan provides that awards so designated are to be granted and administered so as to qualify as "performance-based compensation" under Section 162(m) of the Code. The grant or vesting of a Performance Award will be subject to the achievement of performance objectives (the "Performance Objectives") established by the Committee based on one or more of the following criteria, which the Committee may apply to the Company on a consolidated basis and/or to a business unit, and which the Committee may use either as an absolute measure or as a measure of comparative performance relative to a peer group of companies: sales, operating profits, operating profits before interest expense and taxes, net earnings, earnings per share, return on equity, return on assets, return on invested capital, cash flow, debt to equity ratio, market share, stock price, economic value added, and market value added.

          9. Deferral of Awards. The Committee may permit an employee to defer receipt of any award for a specified period or until a specified event.

AWARDS TO OUTSIDE DIRECTORS

     The Plan provides for the automatic grant of stock options to Outside Directors on the following terms. Each person who first becomes an Outside Director on or after April 1, 1996 will be granted, on the date of his or her initial election (or the first trading day thereafter), an option to purchase 2,000 shares of Common Stock. On the first trading day of April of each year commencing in April 1996, each Outside Director then serving on the Board of Directors and who has served for the preceding three months will be granted an option to purchase 4,000 shares of Common Stock.

     The option price will be equal to the fair market value of a share of Common Stock on the date of option grant, and may be paid using cash, Common Stock owned for at least six months, "cashless exercise" or a combination thereof, in the discretion of the option holder. Each option has a ten-year term, and becomes exercisable in two equal installments on the first and second anniversaries of the date of grant, assuming continued service on the Board of Directors. Following an Outside Director's termination of service, the options which have previously become exercisable will remain exercisable for the remainder of their 10-year term (or, in the event of the optionee's termination of service as a result of death, for the longer of one year from the date of death or the remainder of the 10-year term).


     Each option to Outside Directors is granted in tandem with a limited SAR which may be exercised only within the 60-day period following a Change of Control, as defined below. Upon exercise of the limited SAR, the appreciation will be paid in cash based on the Change of Control Price, as defined below.

     Upon the exercise of an option or limited SAR, an Outside Director will receive a tax-offset payment in cash in the amount necessary to pay the federal income tax payable with respect to both the option (or SAR) exercise and receipt of the tax-offset payment, assuming the Outside Director is taxed at the maximum effective federal income tax rate.

PROVISIONS RELATING TO A CHANGE OF CONTROL


     As a general matter, upon the occurrence of a Change of Control, (1) all outstanding stock options, SARs, and limited SARs, including those held by Outside Directors, will become fully exercisable and vested, (2) all restrictions and deferral limitations applicable to outstanding restricted stock and deferred stock awards under the Plan will lapse, and such shares and awards will be deemed fully vested, and (3) to the extent the cash payment of any award is based on the fair market value of stock, such fair market value will be the Change of Control Price. The Committee may provide exceptions from the above rule with respect to grants to employees, but not Outside Directors.


     A "Change of Control" is deemed to occur on the date (1) any person or group (with certain exceptions) acquires beneficial ownership of securities representing 20% or more of the Company's total voting power, (2) individuals who constitute the "Incumbent Directors" (as defined in the Plan) fail to constitute at least a majority of the Board of Directors, (3) the shareholders approve a merger or consolidation unless following such transaction (a) the beneficial owners of the Company's Common Stock before the transaction own securities representing more than 50% of the total voting power of the company resulting from the transaction, and (b) at least a majority of members of the board of directors of the company resulting from the transaction were members of the Company's Board of Directors at the time the Board approved the transaction, or (4) the shareholders of the Company approve a liquidation of the Company or a sale of substantially all of its assets.


     The Change of Control Price is the highest price per share of Common Stock paid in any open market transaction, or paid or offered to be paid in any transaction related to a Change of Control, during the 90-day period ending with the Change of Control, except that for a SAR granted in tandem with an ISO, such price is the highest price paid on the date the SAR is exercised.


OTHER PROVISIONS

     Tax Withholding. The Plan permits employees to satisfy all or a portion of their federal, state, local or other tax liability with respect to awards under the Plan by delivering previously-owned shares or by having the Company withhold from the shares otherwise deliverable to such employee shares having a value equal to the tax liability to be so satisfied.

     Adjustments. In the event of specified changes in the Company's capital structure, the Committee will have the power to adjust the number and kind of shares authorized by the Plan (including any limitations on individual awards), the number of stock options to be granted to Outside Directors, and the number, option price and kinds of shares covered by outstanding awards (including those held by Outside Directors), and to make such other adjustments in awards under the Plan as it deems appropriate, provided that no such adjustment may increase the aggregate value of outstanding awards.

     Amendments. The Board of Directors may amend the Plan without shareholder approval, unless such approval is required by law or other regulatory requirements. However, to the extent required under Rule 16b-3, Plan provisions with respect to awards to Outside Directors cannot be amended more than once every six months (except to reflect certain changes in the law). Amendment or discontinuation of the Plan cannot adversely affect any award previously granted without the holder's written consent.

     The Committee is authorized to accelerate the exercisability of options or the vesting of other awards, or extend the period in which an option may be exercised, on a casee by case basis. The Committee may amend any grant under the Plan (other than grants to Outside Directors) to include any provision which, at the time of such amendment, is authorized under the terms of the Plan, except that no award can be modified in a manner unfavorable to the holder without the written consent of the holder. In addition, the Committee may, without shareholder approval, cancel an option or other award granted to an employee and grant a new option or award to the employee at a lower exercise price or otherwise on more favorable terms and conditions than the canceled award. The Plan shall continue in effect for an unlimited period, but may be terminated by the Board of Directors in its discretion at any time. No ISOs may be granted under the Plan after March 31, 2006.


CERTAIN FEDERAL INCOME TAX CONSEQUENCES


     The following is a summary of certain federal income tax aspects of awards made under the Plan, based upon the laws in effect on the date hereof.

     Non-Qualified Stock Options. Except as noted below with respect to officers and directors subject to Section 16 of the Securities Exchange Act of 1934 ("Insiders"), with respect to non-qualified stock options: (a) no income is recognized by the participant at the time the option is granted; (b) upon exercise of the option, the participant recognizes ordinary income in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise; and (c) at disposition, any appreciation after the date of exercise is treated either as long-term or short-term capital gain, depending on whether the shares were held for more than one year by the participant. If an Insider exercises a non-qualified stock option within six months of its grant, different rules apply regarding the date as of which the participant recognizes income upon option exercise.


     Incentive Stock Options. Generally, no taxable income is recognized by the participant upon the grant of an ISO or upon the exercise of an ISO during the period of his or her employment with the Company or one of its subsidiaries or within three months (12 months, in the event of permanent and total disability, or the term of the option, in the event of death) after termination. However, the exercise of an ISO may result in an alternative minimum tax liability to the participant. If the participant continues to hold the shares acquired upon exercise of an ISO for at least two years from the date of grant and one year from the date of exercise, upon the sale of the shares, any amount realized in excess of the option price will be taxed as long-term capital gain.


     If Common Stock acquired upon the exercise of an ISO is disposed of prior to the expiration of the one-year and two-year holding periods described above, the participant will generally recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise (or, if less, the amount realized on the disposition of the shares) over the option price. Any further gain recognized by the participant on such disposition will be taxed as short-term or long-term capital gain, depending on whether the shares were held for more than one year.

     Stock Appreciation Rights. No income will be recognized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant will generally recognize as ordinary income in the year of exercise an amount equal to the amount of cash received plus the fair market value on the date of exercise of any shares received. If the participant receives Common Stock upon exercise of an SAR, rules similar to those described above under "Non-Qualified Stock Options" will apply with respect to (a) the post-exercise appreciation, and (b) Insider exercises within six months of grant.



     Restricted Stock. A participant receiving restricted stock generally will recognize ordinary income in the amount of the fair market value of the restricted stock at the time the stock vests, less the consideration paid for the stock. However, a participant may elect, under Section 83(b) of the Code, to recognize ordinary income on the date of grant in an amount equal to the excess of the fair market value of the shares on such date (determined without regard to the restrictions) over their purchase price. The holding period to determine whether the participant has long-term or short-term capital gain on a subsequent disposition of the shares generally begins when the restriction period expires, and the tax basis for such shares will generally be the fair market value of such shares on such date. However, if the participant has made an election under
Section 83(b), the holding period will commence on the date after the date of grant, and the tax basis will be equal to the fair market value of the shares on the date of grant (determined without regard to the restrictions).


     Deferred Stock. A participant receiving deferred stock generally will recognize ordinary income equal to the amount of cash received in settlement of the award or the fair market value of the deferred stock on the date that the stock is distributed to the participant, and the capital gain holding period for such stock will also commence on that date.

     Dividends and Dividend Equivalents. Dividends paid on restricted stock prior to the date on which the forfeiture restrictions lapse generally will be treated as compensation that is taxable as ordinary income to the participant. If, however, the participant makes a Section 83(b) election with respect to the restricted stock, the dividends will be taxable as ordinary dividend income to the participant. If dividend equivalents are credited with respect to deferred stock or other awards, the participant generally will recognize ordinary income when the dividend equivalents are paid.

     Bonus Stock. A participant receiving bonus stock generally will recognize ordinary income on the date of grant equal to the fair market value of the bonus stock on such date. However, unless he or she has made an election under Section 83(b), an Insider will not recognize income with respect to such grant until six months after the date of grant, with the amount of such income based on the fair market value of the bonus stock on the income recognition date.


     Cash Bonuses-Tax Offset Payments. A participant receiving a cash bonus or a cash tax-offset payment will recognize ordinary income on the date of payment.


     Company Deductions. As a general rule, the Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount that an employee or Outside Director recognizes ordinary income from awards under the Plan, to the extent such income is considered reasonable compensation under the Code. The Company will not, however, be entitled to a deduction to the extent compensation in excess of $1 million is paid to an executive officer named in the proxy statement who was employed by the Company at year-end, unless the compensation qualifies as "performance-based" under
Section 162(m) of the Code or certain other exceptions apply. In addition, the Company will not be entitled to a deduction with respect to payments to employees which are contingent upon a change of control if such payments are deemed to constitute "excess parachute payments" under Section 280G of the Code and do not qualify as reasonable compensation pursuant to that Section; such payments will subject the recipients to a 20% excise tax.

BENEFITS UNDER THE PLAN


     The following table sets forth the number of stock options granted under the Plan to the director group contingent on shareholder approval of the Plan. No awards to employees have been granted under the Plan. The table does not reflect future awards which might be granted under the Plan. The size of future awards and the identity of employee recipients of such awards cannot be determined at this time.


                               NEW PLAN BENEFITS


                           1996 STOCK INCENTIVE PLAN



                                                                            NUMBER OF
                                     GROUP                                STOCK OPTIONS
        ----------------------------------------------------------------  -------------
        Non-Executive Director Group
          (5 persons)...................................................      20,000



ADDITIONAL INFORMATION



     The last sale price of Common Stock on the Nasdaq national market system on May 21, 1996 was $24.13 per share, as adjusted for the Stock Split.


     The Board of Directors recommends a vote "FOR" approval of the 1996 Stock Incentive Plan. An affirmative of the majority of shares present in person or represented by proxy and entitled to vote with respect to the proposal is required to approve the adoption of the Plan. Abstentions will have the effect of votes against the proposal. Broker non-votes will not have the effect of votes against the proposal.

                           APPOINTMENT OF ACCOUNTANTS

     The Board of Directors has selected Grant Thornton LLP as the independent public accountants who will make an examination of the accounts of the Company for the year ending February 28, 1997. A representative from Grant Thornton LLP is expected to be present at the annual meeting to respond to appropriate questions and to make a statement if that representative so desires.

                PROPOSALS BY STOCKHOLDERS -- 1997 ANNUAL MEETING

     All proposals by stockholders intended to be presented at the next annual meeting of stockholders (to be held in July 1997) must be received by the Company at its office at 40 West 57th Street, New York, New York 10019, no later than March 5, 1997 in order to be included in the proxy statement and form of proxy relating to such meeting. All such proposals must comply with applicable Securities and Exchange Commission rules and regulations.

                                 OTHER BUSINESS

     Management is not aware of any matters to be presented at the meeting other than those set forth in this Proxy Statement. However, should any other business properly come before the meeting, or any adjournment or adjournments thereof, the enclosed Proxy confers upon the persons entitled to vote the shares represented by such Proxies, discretionary authority to vote the same in respect to any such other business in accordance with their best judgment in the interest of the Company.

     MANAGEMENT UNDERTAKES TO PROVIDE ITS STOCKHOLDERS WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST BY ANY SUCH STOCKHOLDER BY FIRST CLASS MAIL WITHIN ONE BUSINESS DAY OF RECEIPT OF SUCH REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES FILED THEREWITH. WRITTEN REQUEST FOR SUCH REPORT SHOULD BE ADDRESSED TO NEAL S. NACKMAN, VICE PRESIDENT FINANCE, NAUTICA ENTERPRISES, INC., 40 WEST 57TH STREET, NEW YORK, NEW YORK 10019. ORAL REQUESTS SHALL BE MADE BY TELEPHONE TO SUCH PERSON AT (212) 541-5990.


     Stockholders are urged to sign and date the enclosed proxy, solicited on behalf of the Board of Directors, and return it at once in the envelope enclosed for that purpose. Unless a contrary direction is indicated, Proxies will be voted for the election as directors of the nominees listed in this Proxy Statement and for the other proposals contained in this Proxy Statement. The Proxy does not affect the right to vote in person at the meeting and may be revoked by the stockholder who executed it any time prior to its being voted.

                                          By Order of the Board of Directors

                                                     Harvey Sanders,
                                                         Chairman


June 3, 1996

PROXY                                                                     PROXY


              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF

                           NAUTICA ENTERPRISES, INC.

             PROXY -- Annual Meeting of Stockholders, July 1, 1996

The undersigned hereby appoints Harvey Sanders and David Chu, and each of them, proxies and attorneys-in-fact of the undersigned, with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Nautica Enterprises, Inc. held of record by the undersigned on May 24, 1996 at the Annual Meeting of Stockholders to be held on July 1, 1996 or any adjournment thereof.


           (Continued and to be dated and signed on the reverse side)

                           Nautica Enterprises, Inc.
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

                                                                      For all
                                                                     Except as
1. ELECTION OF DIRECTORS:                        For    Withheld    Listed Below
   Nominees: Robert B. Bank, David Chu,         /  /      / /           / /
   George Greenberg, Israel Rosenzweig,
   Harvey Sanders, Charles H. Scherer
   and Ronald G. Weiner.

   INSTRUCTION: To withhold authority to
   vote for any individual nominee write
   that nominee's name in the blank space
   below.

   --------------------------------------


2. Approval of a proposal to amend the
   Certificate of Incorporation of the           For     Against      Abstain
   Company to increase the number of             /  /      / /          / /
   authorized shares of Common Stock
   from 50,000,000 to 100,000,000.

3. Approval of a proposal to adopt the
   Nautica Enterprises, Inc. 1996 Stock
   Incentive Plan.                               For     Against      Abstain
                                                 /  /      / /          / /

- ------------------------------------------------

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS "1", "2" AND "3".

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


                                Dated:
                                      ------------------------------------------


                                ------------------------------------------------
                                Signature of Stockholder(s)

                                Please sign exactly as your name or names appear to the left hereof. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.